EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-39647, No. 33-45167 and No. 33-46719) of Trimble Navigation Limited of our report dated May 20, 2003, relating to the financial statements and schedule of the Trimble Navigation Savings and Retirement Plan included in this Annual Report on Form 11-K.

/S/ Mohler, Nixon & Williams
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MOHLER, NIXON & WILLIAMS
Accountancy Corporation

Campbell, California
June 30, 2003